UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2023 (September 28, 2023)
Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue
New York,	NY	10118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to Compensatory Arrangements for Certain Executive Officers

On September 28, 2023, the Remuneration and Nomination Committee (the “RNC”) of the Board of Directors (the “Board”) of Coty Inc. (the “Company”) approved a new compensatory arrangement for the Company’s Chief Financial Officer, Laurent Mercier, who has served as Coty’s Chief Financial Officer since February 2021. Under the terms of the new arrangement (which has been reflected in an updated offer letter), Mr. Mercier’s annual base salary in the amount of EUR 825,000 remains unchanged. Effective July 1, 2023, Mr. Mercier will be eligible to participate in the Company’s performance-based annual cash bonus plan (the “Coty Bonus Plan”), with a target of 70% of his base salary. The performance objectives for the Coty Bonus Plan will be determined annually by the Board. Effective with the annual grant expected in October 2023, Mr. Mercier will be entitled to an annual grant under the Company’s Equity and Long Term Incentive Plan (“ELTIP”), subject to Board approval of such awards, of restricted stock units and performance restricted stock units (with three-year Company performance objectives) with a value equal to $2,200,000.

On September 28, 2023, the RNC approved a new compensatory arrangement for the Company’s Chief Corporate Affairs Officer, Anna von Bayern, who has served as Coty’s Chief Corporate Affairs Officer since September 2020. Under the terms of the new arrangement (which has been reflected in an updated offer letter), Ms. von Bayern will be entitled to an annual base salary in the amount of EUR 800,000 (an increase from her previous annual base salary of EUR 750,000), effective October 1, 2023. Ms. von Bayern will be eligible to participate in the Coty Bonus Plan, with a target of 70% of her base salary. Ms. von Bayern will be entitled to an annual grant under the Company’s ELTIP, subject to Board approval of such awards, of restricted stock units and performance restricted stock units (with three-year Company performance objectives) with a value equal to $1,200,000.

On September 28, 2023, the RNC approved a new compensatory arrangement for the Company’s Chief Legal Officer, Kristin Blazewicz, who has served as Coty’s Chief Legal Officer since March 2020. Under the terms of the new arrangement (which has been reflected in an updated offer letter), Ms. Blazewicz will be entitled to an annual base salary in the amount of $800,000 (an increase from her previous annual base salary of $750,000), effective October 1, 2023. Ms. Blazewicz will be eligible to participate in the Coty Bonus Plan, with a target of 70% of her base salary. Ms. Blazewicz will be entitled to an annual grant under the Company’s ELTIP, subject to Board approval of such awards, of restricted stock units and performance restricted stock units (with three-year Company performance objectives) with a value equal to $1,700,000.

The foregoing description of the respective updated offer letter for each of these executive officers is qualified in its entirety by reference to the full text of the applicable offer letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: October 4, 2023	By:	/s/ Priya Srinivasan
Priya Srinivasan
Chief People & Purpose Officer